UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2024

Binah Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41991	88-3276689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 State Street, Albany, NY 12207

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 404-7002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	BCG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BCGWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 23, 2024 (the “Closing Date”), Binah Capital Group, Inc., a Delaware corporation (the “Borrower” or the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Byline Bank, as lender (the “Lender”), pursuant to which the Lender agreed, at the Borrower’s request, to (i) make to the Borrower a term loan in the original principal amount of $20,300,000 (the “Term Loan”), which was funded on the Closing Date; (ii) make to the Borrower, from time to time, certain non-revolving loans (the “Non-Revolving Loans”) in an aggregate principal amount of up to $1,000,000 (the “Non-Revolving Loan Commitment”), to be funded through, but excluding, the Maturity Date (as defined below); and (iii) issue to the Borrower, from time to time, letters of credit (the “Letters of Credit” and together with the Term Loan and Non-Revolving Loans, the “Loans”) until the earliest to occur of (x) the one year from the Closing Date and (b) the date on which the Non-Revolving Loans are fully drawn.

Under the terms of the Credit Agreement, to the extent that the Borrower requests a Letter of Credit, the Non-Revolving Loan Commitment shall be permanently reduced in an amount equal to the amount of such Letter of Credit. The Non-Revolving Loans may not be requested by the Borrower and may only be advanced in connection with a repayment of a Letter of Credit (“LC Payment”).

The Loans (both principal and interest) made by the Lender to the Borrower is scheduled to mature and become immediately due and payable in full on December 23, 2029. The obligations under the Credit Agreement shall bear interest (i) as to the Term Loan, a per annum variable interest rate equal to the Applicable Margin (as defined in the Credit Agreement) plus the greater of (x) the Term SOFR (as defined in the Credit Agreement) and (y) one percent (1.00%) (the “Term Loan Interest Rate”); (ii) as to the Non-Revolving Loans or any reimbursement obligations relating to a Letter of Credit, at an interest rate equal to the Term SOFR plus four percent (4.00%) per annum; and (iii) if any other obligations is created under the Loan Documents (as defined in the Credit Agreement), at the Term Loan Interest Rate.

The Term Loan must be used by the Borrower to refinance Existing Credit Facilities (as defined in the Credit Agreement) and the Non-Revolving Loans must be used solely to reimburse the Lender with respect to any Letters of Credit issued to the Borrower.

The Credit Agreement also includes customary covenants for a transaction of this type, including covenants limiting the indebtedness that can be incurred by the Borrower and restricting the Borrower’s ability to make certain loans and investments. Additionally, the Borrower is subject to financial covenants whereby the Borrower and its subsidiaries on a consolidated basis may not have, as of the last day of each fiscal quarter, commencing with fiscal quarter ending on March 31, 2025, (1) a fixed charge coverage ratio as of the last day of the fiscal quarter for the twelve (12) month period then ended of not less than 1.20 to 1.00; (ii) a senior net leverage ratio as of the last day of such Fiscal Quarter for the twelve (12) month period then ended, of (A) for the fiscal quarter ended March 31, 2025 and each fiscal quarter through and including September 30, 2025, not more than 3.00 to 1.00; and (B) for the fiscal quarter ended December 31, 2025 and each fiscal quarter ending thereafter, not more than 2.75 to 1.00; or (iii) an annualized revenue received from custodians of at least $18,000,000.00.

This summary is qualified in its entirety by reference to the text of the Credit Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement

As previously disclosed, Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth”) entered into a debt facility with Oak Street Funding LLC (“Oak Street”) in the amount of $25,000,000 (as amended by the First Amendment to Master Credit Agreement dated as of June 19, 2020, the Second Amendment to Master Credit Agreement dated as of March 19, 2021, the Third Amendment to Master Credit Agreement dated as of May 28, 2021, the Fourth Amendment to Master Credit Agreement dated as of October 17, 2022, and as further amended, restated, amended and restated, extended, increased, supplemented or otherwise modified from time to time, the “Oak Street Credit Agreement”).

Also as previously disclosed, Wentworth and certain other borrowers entered into the Fifth Amendment to the Oak Street Credit Agreement (the “Amendment”) with Oak Street, pursuant to which, Oak Street consented to, among other things (i) the consummation of the Business Combination, (ii) the payoff of certain debt obligations and restructure of the notes, (iii) recognize each of Company, MHC Securities, LLC (“MHC”) and KWAC as a “guarantor” under the terms of the Credit Agreement and (iv) amend and restate the existing guarantees executed by Craig Gould and Alexander Markowitz to be unlimited guarantees.

On December 23, 2024, the Company entered in the Credit Agreement with the Lender and the proceeds from the Credit Agreement were used to payoff and terminate the Oak Street Credit Agreement in full.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an OffBalance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders

As previously disclosed, on March 15, 2024 (the “PIPE Closing Date”), the Company entered into a subscription agreement (as amended, the “Subscription Agreement”) with Pollen Street Capital Limited (the “Piper Investor”) pursuant to which on the PIPE Closing Date the PIPE Investor subscribed for and purchased, and the Company issued and sold to the PIPE Investor, an aggregate of 1,500,000 Series A Convertible Preferred Stock (the “Series A Stock”). The terms of the Series A Preferred Stock were as set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 7, 2024 (as amended, the “Certificate of Designation”).

On December 23, 2024, in connection with the Company’s entry into the Credit Agreement and termination of the Oak Street Credit Agreement, the PIPE Investor entered into a subordination agreement with lender and the Company filed of record with the Secretary of State the Amended and Restated Certificate of Designation amending and restating the terms of the Series A Stock (the “Amended Certificate of Designation”). The Amended Certificate of Designation among other things, amends the terms of the Series A Stock to provide that dividends will be payable in respect of the Series A Stock in cash, except that Company may elect to pay up to 50% of the accrued and unpaid dividends outstanding by the delivery of additional shares of Series A Stock, so long as no senior default exists under the Credit Agreement and related transaction documents. If and to the extent that a senior default exists, then the Company may only pay accrued and unpaid dividends in respect of the Series A Stock in shares of Series A Stock. Additionally, the Amended Certificate of Designation provides that the Company may redeem the outstanding Series A Stock in accordance with its terms so long as the Company has satisfied the redemption conditions and given the Lender at least 10 business days’ notice of such redemption and no senior default exists. As defined in the Amended Certificate of Designation, a “senior default” means there is an “Event of Default,” as defined in the Credit Agreement, resulting from the Borrower or its subsidiaries failure to pay on a timely basis any obligations under the senior debt documents and resulting from any other “Event of Default,” as defined in the Credit Agreement, other than a payment default.

The foregoing description of the Amended Certificate of Amendment is qualified in its entirety by reference to the full text of Amended Certificate of Designation and Credit Agreement, which are included as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment to the Certificate of Designations
10.1	Credit Agreement, dated December 23, 2024, by and between Binah Capital Group, Inc. and Byline Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2024

BINAH CAPITAL GROUP, INC.

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	Chief Executive Officer and Director